EXHIBIT 7.

                        Consent of Robert F. Colby, Esq.




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                              AUSA LIFE LETTERHEAD




July 12, 2001


AUSA Life Insurance Company, Inc.
4 Manhattanville Road
Purchase, New York 10577

Gentlemen:

I hereby consent to reference to my name under the caption "Legal Matters" in the Prospectus incorporated by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-61654) for the AUSA Series Life Account filed by AUSA Life Insurance Company, Inc. with the Securities and Exchange Commission.



/s/ Robert F. Colby
Robert F. Colby
Vice President, Assistant
Secretary and Counsel